CONNETIC VENTURE CAPITAL ACCESS FUND

Supplement dated March 30, 2026

to the Fund’s Prospectus and Statement of Additional Information

dated July 29, 2025

CHANGE OF PHONE NUMBER

Effective immediately, the Fund’s new phone number is (844) 434-6483.

You should read this Supplement in conjunction with the Prospectus dated July 29, 2025, as may be amended from time to time, which provides information that you should know about the Fund. These documents are available upon request and without charge by calling the Fund at (844) 434-6483.

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE